SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): January 3, 2011

Commission File No. 0-26669

Can-Cal Resources Ltd.
(Name of Small Business Issuer in its charter)

Nevada	88-0336988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8205 Aqua Spray Avenue, Las Vegas, NV 89128
(Address of principal executive offices)

(702) 243-1849
(Issuer's telephone number)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 3, 2011, pursuant to private placement exemptions under Section 4(2) and Regulation S of the Securities Act of 1933, Can-Cal Resources Ltd. (the “Company”), completed the sale of 2,146,666 units of securities (each, a “Unit”) of the Company, at a price of US$0.06 per Unit.  Each Unit consists of one share of common stock (“Common Share”) and one Common Share purchase warrant (“Warrant”).   Unit holders may exercise each Warrant into one additional Common Share, at an exercise price of US$0.08 per share, at any time until December 31, 2012. The Company received total aggregate gross proceeds of US$128,800.00 in the sale.  Finders acting in connection with the private placement are entitled to receive aggregate fees of $2,790 and 46,500 Common Shares.

The Company plans to use the proceeds of the sale for: ( i) completion of its work-up of two extraction processes to determine which process, if either, will be used in the Company’s efforts to potentially prove up any precious metals, platinum groups elements and/or other base metals on the Company’s Pisgah, California and Wikieup, Arizona site;( ii) conducting a drill program to potentially prove up potential tonnages and subsequently any precious metals and/or other base metals on the Wikieup, Arizona property; (iii) undertaking a comprehensive research and development program to ascertain the potential for any rare earth elements on the Owl Canyon, California site; (iv) the potential engagement of a qualified and comprehensive US and Canadian investor relations and shareholder communications group; (v) general working capital requirements and (vi) for strategic working capital reserve.

Section 8– Other Events

Item 8.01 Other Events

On January 4, 2011, the Company issued a press release announcing the sale of securities detailed in Item 3.02 of this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION

99.8	Press release issued January 4, 2011.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2011

Can-Cal Resources Ltd.

By:	/s/ Michael Hogan
Michael Hogan
Chief Executive Officer